Exhibit 21.1

LIST OF THE REGISTRANT’S SUBSIDIARIES

Name	Jurisdiction of Organization
Eldorado HoldCo LLC	Nevada
Eldorado Resorts LLC	Nevada
Eldorado Limited Liability Company Circus and Eldorado Joint Venture, LLC	Nevada Nevada
CC-Reno, LLC	Nevada
Eldorado Shreveport #1, LLC	Nevada
Eldorado Shreveport #2, LLC	Nevada
Eldorado Casino Shreveport Joint Venture	Louisiana
Shreveport Capital Corporation	Louisiana
MTR Gaming Group, Inc.	Delaware
Old PID, Inc.	Pennsylvania
Scioto Downs, Inc.	Ohio
Racelinebet, Inc. Isle of Capri Casinos LLC Black Hawk Holdings, L.L.C.	Oregon Delaware Colorado
Capri Insurance Company	Hawaii
CCSC/Blackhawk, Inc.	Colorado
IC Holdings Colorado, Inc.	Colorado
IOC-Black Hawk Distribution Company, LLC	Colorado
IOC-Boonville, Inc.	Nevada
IOC-Kansas City, Inc.	Missouri
IOC-Lula, Inc.	Mississippi
IOC-PA, L.L.C. IOC-Vicksburg, Inc.	Pennsylvania Delaware
IOC-Vicksburg, L.L.C.	Delaware
IOC Black Hawk County, Inc.	Iowa
IOC Holdings, L.L.C.	Louisiana
Isle of Capri Bettendorf, L.C.	Iowa
Isle of Capri Black Hawk, L.L.C.	Colorado
PPI, Inc.	Florida
Rainbow Casino-Vicksburg Partnership, L.P.	Mississippi
St. Charles Gaming Company, L.L.C.	Louisiana
Elgin Holdings I LLC	Delaware
Elgin Holdings II LLC	Delaware
Elgin Riverboat Resort - Riverboat Casino	Illinois
Tropicana Entertainment, Inc.	Delaware
Tropicana Atlantic City Corp.	New Jersey
New Tropicana Holdings, Inc.	Delaware
New Tropicana OpCo, Inc.	Delaware
Aztar Riverboat Holding Company, LLC	Indiana
Aztar Indiana Gaming Company, LLC	Indiana
New Jazz Enterprises, L.L.C.	Nevada
Catfish Queen Partnership in Commendam	Louisiana
Centroplex Centre Convention Hotel, L.L.C.	Louisiana
Columbia Properties Tahoe, LLC	Nevada
MB Development, LLC	Nevada
Lighthouse Point, LLC	Mississippi
Tropicana Laughlin, LLC	Nevada
Tropicana St. Louis LLC	Delaware
Tropicana St. Louis RE LLC	Delaware

Name	Jurisdiction of Organization
TEI (STLH), LLC	Delaware
TEI (ES), LLC	Delaware
TEI (St. Louis) RE, LLC	Delaware
TropWorld Games LLC	Nevada
TEI R7 Investment LLC	Delaware
Eldo Fit, LLC	Nevada
CRS Annex, LLC LLC	Nevada